Exhibit 99.1

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

INDEX

Page
Report of Independent Auditors	F-2

Consolidated Balance Sheets	F-3 - F-4

Consolidated Statements of Comprehensive Loss	F-5

Statements of Changes in Convertible Preferred Shares and Stockholders’ Deficit	F-6

Consolidated Statements of Cash Flows	F-7

Notes to Consolidated Financial Statements	F-8 - F-24

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road. Tel-Aviv 6492102, Israel Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com/il

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF UPRIGHT TECHNOLOGIES LIMITED

We have audited the accompanying consolidated financial statement of Upright Technologies Limited and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2020 and 2019 and the related consolidated statements of comprehensive loss, change in convertible preferred shares and stockholders' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position Upright Technologies Limited and its subsidiary at December 31, 2020 and 2019 and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global

Tel-Aviv, Israel

April 1, 2021

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2020	2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,390	$1,533
Short-term restricted bank deposits	62	177
Trade receivables	336	2,941
Inventories	2,030	1,990
Other accounts receivable and prepaid expenses	61	177

Total current assets	3,879	6,818

NON-CURRENT ASSETS:
Property and equipment, net	149	188

Total non-current assets	149	188

Total assets	$4,028	$7,006

The accompanying notes are an integral part of the consolidated financial statements.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and share data)

	December 31,
	2020	2019
LIABILITIES , CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade payables	$1,745	$3,407
Deferred revenues	149	214
Short term loans	6,537	-
Other accounts payable and accrued expenses	3,086	4,909

Total current liabilities	11,517	8,530

LONG TERM LIABILITIES	-	5

Convertible Preferred Stock of NIS 0.01 par value - Authorized: 187,761,073 preferred shares on December 31, 2020 and 2019; Issued and Outstanding: 159,485,148 and 146,568,229 preferred shares at December 31, 2020 and 2019, respectively.	17,787	15,657

STOCKHOLDERS’ DEFICIT
Ordinary shares of NIS 0.01 par value - Authorized: 953,338,927 shares on December 31, 2020 and 2019; Issued and Outstanding: 100,801,448 and 100,595,563 shares at December 31, 2020 and 2019, respectively.	266	265
Additional paid-in capital	2,869	2,078
Accumulated deficit	(28,411)	(19,529)

Total stockholders’ deficit	(25,276)	(17,186)

Total liabilities, Convertible Preferred stock, and stockholders’ deficit	$4,028	$7,006

The accompanying notes are an integral part of the consolidated financial statements.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Year ended December 31,
	2020	2019
Revenues	$12,954	$21,019
Cost of revenues	4,408	8,204

Gross profit	8,546	12,815

Operating expenses:
Research and development	$3,904	$2,848
Sales and marketing	10,640	14,721
General and administrative	2,323	2,768

Total operating expenses	16,867	20,337

Operating loss	8,321	7,522

Total financial expenses, net	535	168

Income before income tax	8,856	7,690

Income tax expenses	26	19

Net loss	$8,882	$7,709

Deemed dividend	-	162

Net loss attributable to holders of ordinary shares	$8,882	$7,871

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

U.S. dollars in thousands (except share and share data)

	Convertible preferred stock (*)		Ordinary shares (*)		Receivables on account	Additional Paid-in	Accumulated	Total shareholders' Deficit
	Number	Amount	Number	Amount	of shares	capital	Deficit

Balance as of January 1, 2019	97,206,400	7,659	102,234,700	270	(264)	1,715	(11,658)	(9,937)

Conversion of convertible loan into preferred B-2 stock	8,109,661	1,003	-	-	-	336	-	336
Issuance of shares of preferred B-1 stock, net	36,385,688	5,939	-	-	-	-	-	-
Conversion of ordinary and Seed shares to preferred B-1 stock	4,866,480	1,056	(4,866,480)	(14)	-	(326)	(162)	(502)
Share based compensation	-	-	-	-	-	587	-	587
Exercise of options into ordinary shares	-	-	3,227,343	9	-	28	-	37
Issuance of Warrants	-	-	-	-	-	2	-	2
Net loss	-	-	-	-	-	-	(7,709)	(7,709)

Balance as of December 31, 2019	146,568,229	15,657	100,595,563	265	(264)	2,342	(19,529)	(17,186)

Issuance of shares of preferred B-1 and B-2 stock, net	12,916,919	2,130	-	-	-	-	-	-
Exercise of options into ordinary Shares	-	-	205,885	1	-	13	-	14
Share based compensation	-	-	-	-	-	778	-	778
Net loss	-	-	-	-	-	-	(8,882)	(8,882)

Balance as of December 31, 2020	159,485,148	17,787	100,801,448	266	(264)	3,133	(28,411)	(25,276)

The accompanying notes are an integral part of the consolidated financial statements.

*) In March 2019, the shareholders of the Company approved to effect of a share split in a ratio of 1:100. Refer to note 1e.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(8,882)	$(7,709)
Adjustments required to reconcile net loss to net cash used in operating activities:
Stock-based compensation	778	1,143
Depreciation	72	65
Decrease (increase) in trade receivables	2,605	(1,896)
Decrease in other accounts receivable and prepaid expenses	116	634
Increase in inventories	(40)	(1,524)
Increase (decrease) in trade payables	(1,662)	1,183
Increase (decrease) in other accounts payable and accrued expenses	(1,823)	3,543
Decrease in deferred revenues	(65)	(220)
Decrease in other long-term accounts payable and accrued expenses	(5)	(1)
Interest expenses related to short-term loans	42	-
Beneficial conversion featured related to convertible loans	410	180

Net cash used in operating activities	(8,454)	(4,602)

Cash flows from investing activities:
Purchase of property and equipment	(33)	(135)
Investment in (proceeds from maturity of) restricted cash	115	(115)

Net cash provided by (used in) investing activities	82	(250)

Cash flows from financing activities:
Issuance of shares of preferred B-1 and B-2 shares, net of issuance cost	2,130	5,939
Proceeds from short term loans, net	6,085	-
Exercise of options	14	37

Net cash provided by financing activities	8,229	5,976

Increase (decrease) in cash, cash equivalents and short-term restricted bank deposits	(143)	1,124
Cash, cash equivalents and short-term restricted bank deposits at beginning of year	1,595	471

Cash, cash equivalents and short-term restricted bank deposits at end of year	$1,452	$1,595

Supplemental disclosure of non-cash activities:

Conversion of convertible loan into Preferred B-2 stock	-	1,339
Issuance of Warrants	-	2

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	92	-
Cash paid for income taxes	24	-

The accompanying notes are an integral part of the consolidated financial statements.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (expect stock and stock data)

NOTE 1: -	GENERAL

a.

Upright Technologies Ltd. (the “Company") was incorporated in Israel on October 26th, 2014.

The Company is a leading digital musculoskeletal (“MSK”) health company focused on preventing and treating the most common MSK conditions through behavioral science, biofeedback, coaching, and wearable tech.

The Company has one reporting unit and one segment.

b.	On February 6th, 2016, the Company established a wholly owned subsidiary, Upright Technologies Inc. in Delaware, USA. The subsidiary commenced its operation in June 2019.

c.	During the year ended December 31, 2020, the Company incurred operating losses and negative cash flows from operating activities amounting to $8,321 and $8,454, respectively. On December 31, 2020, the Company had $1,390 in available cash and cash equivalent. In December 2020, the Company entered a non-binding term sheet with Dario Health Corp. (the “Purchaser”) to acquire the entire share capital of the Company on a fully diluted basis, upon execution of the term sheet, the Purchaser provided a secured convertible bridge loan in amount of $1,500. On January 26, 2021 the Company signed the agreement and on February 1, 2021, the Company entered into a share purchase agreement pursuant (the “Closing”) to which the Purchaser acquired all the outstanding securities of the Company. Post-acquisition, the Company has been integrated into the Purchaser, and the Purchaser, as the parent company, will fund all deficits incurred by the Company for the foreseeable future. Management believes that the share purchase agreement is sufficient to meet our obligations as they come due for at least a period of twelve months from the date of the issuance of these audited condensed consolidated financial statements. There are no assurances, however, that the Company will be able to obtain an adequate level of financial resources that are required for the long-term development and commercialization of its product offering.

d.	The Company has been carefully monitoring the COVID-19 pandemic and its impact on its business. In that regard, the Company has continued to sell its products has not experienced disruptions in its supply chains. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. While the Company has not experienced any material disruptions to its business and operations as a result of the COVID-19 pandemic, it is possible such disruptions may occur in the future which may impact its financial and operational results, and which could be material.

e.	On March 8, 2019, the Company affected a 1-for-100 Share split (referred to herein as the Share Split) of its ordinary shares. No fractional shares were issued, and no cash or other consideration were paid as a result of the Share Split. Instead, the Company issued one additional whole share of the post- Share Split ordinary shares to any shareholder who otherwise would have received a fractional share as a result of the Share Split. All issued and outstanding share and per share amounts included in the accompanying consolidated financial statements have been adjusted to reflect this Share Split for all periods presented.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared according to United States generally accepted accounting principles (“U.S. GAAP”).

a.	Use of estimates:

The preparation of the consolidated financial statements and related disclosures in conformity with U.S. GAAP and requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars (“$,” “dollar” or “dollars”):

The accompanying consolidated financial statements have been prepared in dollars.

The Company’s revenues and financing activities are incurred in U.S. dollars. Although a portion of the Subsidiary’s expenses is denominated in New Israeli Shekels (“NIS”) (mainly cost of personnel), a substantial portion of its expenses is denominated in dollars. Accordingly, the Company’s management believes that the currency of the primary economic environment in which the Company and its subsidiary operate is the dollar; thus, the dollar is the functional currency of the Company. Transactions and balances denominated in dollars are presented at their original amounts. Monetary accounts denominated in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standard Codification (“ASC”) 830, “Foreign Currency Matters”. All transaction gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of comprehensive loss as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiary. Intercompany accounts and transactions have been eliminated upon consolidation.

d.	Cash and cash equivalents:

The Company considers all highly liquid investments, which are readily convertible to cash with a maturity of three months or less at the date of acquisition, to be cash equivalents.

e.	Short-term restricted bank deposits:

Short-term restricted bank deposits are restricted deposits with maturities of up to one year and are pledged in favor of the bank as a security for the bank guaranties issued to the landlords of the Company’s offices and credit card payments. The short-term restricted bank deposits are denominated in NIS and USD and bear interest at an average rate of 0.05% as of December 31, 2020 and 2019. The short-term restricted bank deposits are presented at their cost, including accrued interest.

As of December 31, 2020, and 2019, the Company had, a short-term restricted bank deposits which are used as collateral for rent in the amount of $ 0 and $ 115, respectively.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

As of December 31, 2020, and 2019, the Company had, a short-term restricted bank deposits which are used as collateral for credit payments in amounts of $ 62 and $ 61, respectively.

The following table provides a reconciliation of the cash balances reported on the balance sheets and the cash, cash equivalents and short-term restricted bank deposits balances reported in the statements of cash flows:

	December 31,
	2020	2019
Cash, and cash equivalents as reported on the balance sheets	$1,390	$1,533
Short-term restricted bank deposits, as reported on the balance sheets	62	62

Cash, restricted cash, cash equivalents and short-term restricted bank deposits as reported in the statements of cash flows	$1,452	$1,595

f.	Inventories:

Inventories are stated at the lower of cost or net realized value. Cost is determined on a “moving average” basis. Inventory write-down is provided to cover technological obsolescence, excess inventories and discontinued products. Inventory write-down represents the difference between the cost of the inventory and net realizable value. Inventory write-down is charged to the cost of revenues and ramp up of manufacturing when a new lower cost basis is established. Subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Raw material and Work-in-process are immaterial, due to full turnkey basis with our contract manufacturer.

No inventory write-offs during the years ended December 31, 2020 and 2019.

g.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers and peripheral equipment	15-33
Office furniture and equipment	7-10
Production lines	14-20
Leasehold improvements	Over the shorter of the lease term or useful economic life

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.	Impairment of long-lived assets:

Property and equipment are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2020, and 2019, no impairment was recorded.

i.	Revenue recognition

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASC 606. The standard replaced the revenue recognition guidance in U.S. GAAP under ASC 605, and was required to be applied retrospectively to each prior period presented or applied using a modified retrospective method with the cumulative effect recognized in the beginning retained earnings during the period of initial application. Subsequently, the FASB issued several additional Accounting Standard Updates (each an “ASU”) related to ASU No. 2014-09, collectively referred to as the “new revenue standards,” which became effective for the Company beginning January 1, 2020. The Company adopted the standard using the modified retrospective method. The adoption of ASC 606 did not have a significant impact on the Company’s Consolidated Financial Statements. See Note 5 for further information.

The Company recognizes revenue when (or as) it satisfies performance obligations by transferring promised products or services to its customers in an amount that reflects the consideration the Company expects to receive. The Company applies the following five steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

The Company considers customer and distributers purchase orders to be the contracts with a customer. For each contract, the Company considers the promise to transfer tangible products, each of which are distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to rebates and adjustments to determine the net consideration to which the Company expects to receive. As the Company’s standard payment terms are less than one year, the contracts have no significant financing component. Revenue from tangible products is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied), which typically occurs at shipment. The Company anticipates that it will satisfy all of its performance obligation associated with the deferred revenue within the prospective fiscal year.

As of December 31, 2020 and 2019, the Company has no doubtful accounts.

j.	Cost of revenues:

Cost of revenues is comprised of the cost of production, data center costs, shipping and handling inventory, personnel and related overhead costs, depreciation of production line and related equipment costs and amortization of deferred costs.

k.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term restricted bank deposits and trade receivables.

All the cash and cash equivalents and short-term restricted bank deposits of the Company and its Subsidiary are invested in deposits and current accounts with major U.S. and Israeli banks. Such cash and cash equivalents and short-term restricted bank deposits may be in excess of insured limits and are not insured in other jurisdictions. Generally, cash and cash equivalents and short-term restricted bank deposits may be redeemed and therefore a minimal credit risk exists with respect to these deposits and investments.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company’s trade receivables are derived mainly from sales to distributers and to end-users world-wide. The Company performs ongoing credit evaluations of its customers. An allowance for doubtful accounts is determined with respect to those specific amounts that the Company has determined to be doubtful of collection.

The Company had no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

l.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). This guidance prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are more likely than not to be realized. As of December 31, 2020, and 2019 a full valuation allowance was provided by the Company.

ASC 740 contains a two-step approach to recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2020, and 2019, no liability for unrecognized tax benefits was recorded as a result of the implementation of ASC 740.

m.	Research and development costs:

Research and development costs are charged to the consolidated statements of comprehensive loss, as incurred.

n.	Accounting for stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statement of comprehensive loss.

The Company recognizes compensation expenses for the value of its awards granted based on the straight-line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option-pricing model. The option-pricing model requires several assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatility of comparable companies. The expected option term represents the period that the Company’s stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Fair value of financial instruments:

The Company applies ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent from the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1 -	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 -	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 -	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment, and the investments are categorized as Level 3.

The carrying amounts of cash and cash equivalents, short-term restricted bank deposits, trade receivables, other accounts receivable and prepaid expenses, trade payables and other accounts payable and accrued expenses approximate their fair value due to the short-term maturity of such instruments. Some of the inputs to these models are unobservable in the market and are significant. The Company has no financial assets or liabilities measured using Level 1, Level 2, or Level 3 inputs.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

p.	Severance pay:

Since inception date, all Company employees who are entitled to receive severance pay in accordance with the applicable law in Israel, have been included under section 14 of the Israeli Severance Compensation Law (“Section 14”). Under this section, they are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made by the employer on their behalf with insurance companies. Payments in accordance with Section 14 release Ltd. from any future severance payments in respect of those employees. Payments under Section 14 are not recorded as an asset in the Company’s balance sheet.

Severance pay expense for the year ended December 31, 2020 and 2019 amounted to $334 and $241, respectively.

q.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2019, and 2020, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows. Legal costs incurred in connection with loss contingencies are expensed as incurred.

r.	Leases:

Lessee accounting:

On January 1, 2019, the Company adopted ASU No. 2016-02, “Leases” (“ASC 842”). The Company determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company has a right to direct the use of the asset. The Company elected to not recognize a lease liability or right-of-use (“ROU”) asset for leases with a term of twelve months or less. The Company also elected the practical expedient to not separate lease and non-lease components for its leases.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease. ROU assets are initially measured at amounts, which represents the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The ROU assets are reviewed for impairment. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The implicit rate within the operating leases is generally not determinable; therefore, the Company uses the Incremental Borrowing Rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate on similar terms and payments and in economic environments where the leased asset is located.

The lease includes options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

As of December 31, 2020, and 2019 all of the Company lease commitments have a term of twelve months or less.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	Recently issued accounting pronouncements, not yet adopted:

In September 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans, and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. The guidance also requires increased disclosures. For the Company, the amendments in the update were originally effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In November 2019, the FASB issued ASU No. 2019-10 which delayed the effective date of ASU 2016-13 for smaller reporting companies (as defined by the U.S. Securities and Exchange Commission (“SEC”)) and other non-SEC reporting entities to fiscal years beginning after December 15, 2022, including interim periods within those fiscal periods. Early adoption is permitted. The Company is currently assessing the impact the guidance will have on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Among other potential impacts, this change is expected to reduce reported interest expense, increase reported net income, and result in a reclassification of certain conversion feature balance sheet amounts from stockholders’ equity to liabilities as it relates to the Company’s convertible senior notes. Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share (EPS), which is consistent with the Company’s accounting treatment under the current standard. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted for fiscal years beginning after December 15, 2020, and can be adopted on either a fully retrospective or modified retrospective basis. The Company is currently assessing the impact the guidance will have on its consolidated financial statements.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 3: -	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2020	2019
Prepaid expenses	$35	$101
Government authorities	26	76

	$61	$177

NOTE 4: -	PROPERTY AND EQUIPMENT, NET

Composition of assets, grouped by major classification, is as follows:

	December 31,
	2020	2019
Cost:

Computers and peripheral equipment	$183	$150
Office furniture and equipment	37	37
Production lines	73	73
Leasehold improvement	3	3

	296	263
Accumulated depreciation:

Computers and peripheral equipment	105	53
Office furniture and equipment	11	7
Production lines	31	15
Leasehold improvement	*)	*)

	147	75

Property and equipment, net	$149	$188

Depreciation expenses for the year ended December 31, 2020 and 2019 amounted to $72 and $65, respectively.

*) Represents an amount lower than $1.

NOTE 5: -	OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2020	2019
Employees and payroll accruals	$715	$698
Accrued expenses	2,371	4,211

	$3,086	$4,909

F - 16

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: -	SHORT TERM LOANS

Revolving line of credit:

On February 19, 2020, the Company and the Subsidiary entered into a Loan and Security Agreement with a certain Lender, pursuant to which, the lender made available to the Company and the Subsidiary and revolving line of credit in the amount of up to $3,000 with a maturity date set to February 19, 2021, as of December 31, 2020, all revolving credit line were utilized. The loan agreement was amended on May 26, 2020 and October 19, 2020. The amendments extended the maturity date to May 26, 2021 under certain covenants, see also note 13c.

The Outstanding amount under the revolving line shall accrue interest at a floating per annum rate equal to the greater of (i) 0.5% above the prime rate, or (ii) 6%. Interest shall be paid monthly. If an event of default occurs, 5% interest shall be added and 0.25% per annum of the average unused portion of the revolving line, payable quarterly.

The Company granted lender a first ranking floating charge on the Company’s present and future assets, registered and unissued share capital, its reputation and goodwill, intellectual property, accounts, its rights to receive funds from its customers and other fixed assets and any tax benefit. The applicable debenture agreement is governed by the laws of Israel.

The Company granted lender a first ranking fixed charge over bank accounts, Company’s rights to receive funds from customers and Company’s IP and equipment. The applicable debenture agreement is governed by the laws of Israel.

Convertible bridge loan with shareholders:

On August 21, 2020, the Company entered into a financing agreement with its existing shareholders. According to the agreement, certain shareholders agreed to provide financing up to an aggregate total amount of $3,000 (the "Maximum Amount") as an advance payment on account of the purchase of Company shares at a variable discounted price per share, subject to certain events as stipulated in the agreement. During 2020, the Company received from certain shareholders an amount of $ 1,627.

Convertible bridge loan with Purchaser:

In December 2020, the Company entered non-binding term sheet with the Purchaser to acquire the entire share capital of the Company on a fully diluted basis, and upon execution of the term sheet, the Purchaser provided a secured Convertible Bridge Loan in an amount of $1,500. The Convertible Bridge Loan shall bear an interest at a rate of 5% per annum payable only upon cash payment, and the maturity date of the Convertible Bridge Loan was as follows: (i) in the event that the execution of the Definitive Agreement (ii) twelve (12) months from the date of the Abandonment Notice. (see note 12c)

NOTE 7: -	COMMITMENTS AND CONTINGENT LIABILITIES

As of December 31, 2020, the Company had established guarantees to cover rent agreements and credit cards commitments that amounted to $62.

NOTE 8: -	LONG-LIVED ASSETS

As of December 31, 2020, substantially all of the Company long live assets were in Israel.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9: -	TAXES ON INCOME

The Company and Inc. are separately taxed under the domestic tax laws of the state of incorporation of each entity.

a.	Tax Reform applicable to Inc.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law. The TCJA makes broad and complex changes to the Internal Revenue Code of 1986 (the “Code”) that impact the Company's provision for income taxes. The changes include, but are not limited to:

•	Decreasing the corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017 (“Rate Reduction”);

•	The Deemed Repatriation Transition Tax; and

•	Taxation of Global Intangible Low-Taxed Income (“GILTI”) earned by foreign subsidiaries beginning after December 31, 2017. The GILTI tax imposes a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations

Accounting for the TCJA

In March 2018, the FASB issued ASU 2018-05, "Income Taxes Topic (740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118" ("ASU 2018-05"), to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared or analyzed (including computations), in reasonable detail, to complete the accounting for certain income tax effects of the TCJA.

The Company completed the accounting treatment related to the tax effects of the TCJA. As a result:

•	The Company recognizes its accounting for changes in the U.S. federal rate and deferred tax impact for the rate change to be complete.

•	The Company's analysis for the Deemed Repatriation Transition Tax has been filed with its December 31, 2017 tax return and the Company considered its accounting relating to the TCJA to be complete as of such date and did not make any measurement-period adjustments related to it.

•	The Company accounted for the tax impact related to other areas of the TCJA and believes its analysis to be completed and consistent with the guidance in ASU 2018-05. In particular, the Company concluded that for 2019, it should not be subject to any tax on account of GILTI or base erosion and anti-abuse payments made by U.S. corporations to foreign related parties.

The Company recognizes that the Internal Revenue Service, the FASB and the Securities and Exchange Commission are continuing to publish and finalize ongoing guidance with respect to the TCJA which may modify accounting interpretation for the TCJA, the Company will account for these impacts in the period in which any changes are enacted.

b.	Tax rates applicable to the Company:

Corporate tax rate in Israel in 2019 and 2020 was 23%.

c.	Net operating loss carryforward or taxable Income:

The Company has accumulated net operating losses for Israeli income tax purposes as of December 31, 2020 in the amount of approximately $20,246. The net operating losses may be carried forward and offset against taxable income in the future for an indefinite period.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9: -	TAXES ON INCOME (Cont.)

During the year ended December 31, 2020, the Company had a U.S. federal taxable income of approximately $79.

d.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2020	2019
Deferred tax assets:

Net operating loss and capital losses carry forward	$4,657	$2,873
Temporary differences	917	450

Deferred tax assets before valuation allowance	5,574	3,323
Valuation allowance	(5,574)	(3,323)

Net deferred tax asset	$-	$-

The deferred tax balances included in the consolidated financial statements as of December 31, 2020 are calculated according to the tax rates that were in effect as of the reporting date and do take into account the potential effects of the reduction in the tax rate.

The net change in the total valuation allowance for the year ended December 31, 2020 was an increase of $2,251 and is mainly relates to increase in deferred taxes on net operating loss for which a full valuation allowance was recorded. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences and tax loss carryforward are deductible. Management considers the projected taxable income and tax-planning strategies in making this assessment. In consideration of the Company’s accumulated losses and the uncertainty of its ability to utilize its deferred tax assets in the future, management currently believes that it is more likely than not that the Company will not realize its deferred tax assets and accordingly recorded a valuation allowance to fully offset all the deferred tax assets.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and share data)

NOTE 9: -	TAXES ON INCOME (Cont.)

e.	Loss (Income) before taxes on income consists of the following:

	Year ended December 31,
	2020	2019
Domestic	$8,935	$7,767
Foreign	(79)	(58)

	$8,856	$7,709

f.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowance in respect of deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

NOTE 10: -	STOCKHOLDERS’ EQUITY

a.

Ordinary shares:

The ordinary shares confer upon the holders the right to receive notice to participate and vote in general meetings of the Company, and the rights to receive dividends, if declared and to participate in the distribution of the surplus assets of the Company upon liquidation of the Company.

Preferred shares:

The Series Seed, A-1, A-2, A-3, A-4, B-1, B-2 and B-3 Preferred shares ("the Preferred shares") confer upon the holder's rights as prescribed in the Company's Articles of Association.

b.	Composition of share capital of the Company as of December 31, 2020 and 2019:

	December 31, 2020		December 31, 2019
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares

Ordinary shares of NIS 0.01 par value each	953,338,927	100,801,448	953,338,927	100,595,563

Preferential Seed shares of NIS 0.01 par value each	45,557,900	45,557,900	45,557,900	45,557,900
Preferential A-1 shares of NIS 0.01 par value each	16,607,000	16,607,000	16,607,000	16,607,000
Preferential A-2 shares of NIS 0.01 par value each	25,487,000	25,487,000	25,487,000	25,487,000
Preferential A-3 shares of NIS 0.01 par value each	5,855,200	5,855,200	5,855,200	5,855,200
Preferential A-4 shares of NIS 0.01 par value each	1,064,600	1,064,600	1,064,600	1,064,600
Preferential B-1 shares of NIS 0.01 par value each	62,079,712	56,803,787	62,079,712	43,886,868
Preferential B-2 shares of NIS 0.01 par value each	8,109,661	8,109,661	8,109,661	8,109,661
Preferential B-3 shares of NIS 0.01 par value each	23,000,000	-	23,000,000	-

Total Ordinary and preferred shares	1,141,100,000	260,286,596	1,141,100,000	247,163,792

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and share data)

NOTE 10: -	STOCKHOLDERS’ EQUITY (cont.)

c.

In April 2019, the Company signed a Share Purchase Agreement ("2019 SPA") with certain investors to issue and sell to such investors 24,257,125 Preferred B-1 shares with a price per share of $0.1649 for total gross proceeds of $4,000 before issuance costs of $58.

As part of the SPA, a simple agreement for future equity (“SAFE”) was converted into 8,109,661 Preferred B-2 shares at a price per share of $0.1237, which reflects 25% discount.

In October 2019, the Company extended the 2019 SPA with the same investors to purchase an additional 12,128,563 Preferred B-1 shares with a price per share of $0.1649 for a total amount of $2,000.

In August 2019, existing shareholders of the Company sold to certain purchasers 4,866,480 Ordinary shares and 2,634,700 Preferred seed shares par value of 0.01 NIS each which were reclassified upon the sale to Preferred B-1 shares. The company recorded compensation expenses in the amount of $554 in accordance with ASC 718.

In March 2020, the Company extended the 2019 SPA again with several existing investors to purchase an additional 12,916,919 Preferred B-1 shares with a price per share of $0.1649 for a total amount of $2,130.

d.

Warrants:

On March 24, 2019, the Company granted to Tmura (the Israeli public service venture fund) warrants to purchase up to 150,000 ordinary shares of NIS 0.01 par value each, at an exercise price of NIS 0.01 per shares. The warrants are fully vested. Those warrants act as an equity donation to support educational initiatives and youth opportunities.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and share data)

NOTE 10: -	STOCKHOLDERS’ EQUITY (cont.)

e.

Stock-based compensation:

Under the Company's 2015 Israeli Share Option Plans ("the Plan"), options may be granted to directors, employees, and non-employee consultants of the Company. As of December 31, 2020, an aggregate of 37,567,258ordinary shares of the Company were reserve for issuance under the Plan. Each option granted under the Plans is exercisable until the earlier of ten years from the date of the grant of the option or the expiration date of the Plans. The options vest primarily over a period of four years. Any options, which are forfeited or not exercised before expiration, become available for future grants.

f.

The following options were issued under the Plan during 2019 and 2020:

On March 8, 2019, the Company’s Compensation Committee of the Board of Directors approved the grant of 5,325,000 options to employees and consultants of the Company, respectively, at exercise price of $0.08 per share. The stock options vest over a period of four years commencing on the respective grant dates. All the aforementioned options have a ten-year term.

On November 4, 2019, the Company’s Compensation Committee of the Board of Directors approved the grant of 8,365,000 options to employees and consultants of the Company, respectively, at exercise price of $0.08 per share. The stock options vest over a period of four years commencing on the respective grant dates. All the aforementioned options have a ten-year term.

Transactions related to the grant of options to employees, directors and non-employees under the above plans and non-plan options during the year ended December 31, 2020 were as follows:

	Number of	Weighted average exercise price	Weighted average remaining contractual life	Aggregate Intrinsic value
	options	$	Years	$
Options outstanding at beginning of year	21,102,982	0.07	8.65	121
Options granted	-	-
Options exercised	(205,875)	0.07
Options expired	(393,750)	0.08
Options forfeited	(6,772,875)	0.08

Options outstanding at end of year	13,730,482	0.07	7.53	120

Options vested and expected to vest at end of year	13,730,482	0.07	7.53	121

Exercisable at end of year	9,352,403	0.06	6.49	120

Weighted average fair value of options granted during the year ended December 31, 2020 and 2019 is $0 and $0.038, respectively.

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and share data)

NOTE 10: -	STOCKHOLDERS’ EQUITY (cont.)

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company’s closing stock price on the last day of fiscal 2020 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2020. This amount is impacted by the changes in the fair market value of the ordinary Stock.

The following table presents the assumptions used to estimate the fair values of the options granted to employees and directors in the period presented:

	Year ended December 31,
	2020	2019
Volatility	-	66.92%-70.38%
Risk-free interest rate	-	1.6%-2.43%
Dividend yield	-	0%
Expected life (years)	-	6.06-6.11

As of December 31, 2020, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to that date was $218, which is expected to be recognized over a weighted average period of approximately 2.25 years.

g.	The total compensation cost related to all the Company’s equity-based awards, recognized during year ended December 31, 2020 and 2019 were comprised as follows:

	Year ended December 31,
	2020	2019
Cost of revenues	$7	$14
Research and development	45	66
Sales and marketing	52	55
General and administrative	674	1,008

Total stock-based compensation expenses	$778	$1,143

UPRIGHT TECHNOLOGIES LIMITED AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 11: -	SELECTED STATEMENTS OF OPERATIONS DATA

Financial expenses, net:

	Year ended December 31,
	2020	2019
Bank charges	$24	$20
Beneficial conversion featured related to convertible loan	410	180
Foreign currency adjustments income, net	(12)	(17)
Interest expenses (income)	113	(15)

Total Financial income, net	$535	$168

NOTE 12: -	SUBSEQUENT EVENTS

a.	On January 15, 2021, the Company’s Compensation Committee of the Board of Directors approved the grant of 4,127,184 options to employees of the Company, at exercise price of $0.08 per share. The stock options vest over a period of four years commencing on the respective grant dates. All the aforementioned options have a ten-year term.

b.	In January 2021, 315,625 options were exercised into ordinary shares of, with aggregate gross proceeds of approximately $22

c.

On February 1, 2021, the Company entered into a share purchase agreement pursuant to which the Company and all outstanding securities were acquired by DarioHealth Corp. (“the Purchaser”). The Purchaser is a digital health company that is developing and commercializing a patented and proprietary technology providing consumers with laboratory-testing capabilities using smart phones and other mobile devices.

The Company was acquired by the Purchaser as a wholly owned subsidiary. The consideration payable in connection with the share purchase agreement was capped at $31,000 in any event, subject to certain indemnity provisions, and took into account certain working capital excess generated, among other matters, by that certain convertible bridge loan in an amount of $1,500 previously disbursed by Purchaser to Company, which was converted into one ordinary share of the Company at the Closing. The Purchaser agreed to pay the revolving credit line and certain liabilities of the Company, which shall be reduced from the aggregate consideration, in an estimated amount of $3,700.

In consideration for all the outstanding securities of the Company, the Purchaser agreed to pay the aforementioned consideration by issuing 1,687,612 shares of the Purchaser’s common stock, par value $0.0001 per share to the Company Shareholders, and agreed to assume options to purchase up to 100,193 shares of the Purchaser‘s Ordinary Stock to the Company’s personnel issuable pursuant to the Purchaser’s existing 2020 Equity Incentive Plan.